Exhibit 99.B(d)(95)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Martingale Asset Management, L.P.

As of December 9, 2002, as amended on March 4, 2005 and December 18, 2006

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Value Fund
Small Cap Growth Fund
Small/Mid Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	By:

/s/Timothy D. Barto	/s/William E. Jacques

Name:	Name:

Timothy D. Barto	W E Jacques

Title:	Title:

Vice President	CIO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Martingale Asset Management, L.P.

As of December 9, 2002, as amended on March 4, 2005 and December 18, 2006

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Value Fund	x.xx	%
Small Cap Growth Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund
for Assets managed pursuant to long-only strategy	x.xx	%
for Assets managed pursuant to 120/20 strategy	x.xx	%
for Assets managed pursuant to 130/30 strategy	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	By:

/s/Timothy D. Barto	/s/William E. Jacques

Name:	Name:

Timothy D. Barto	W E Jacques

Title:	Title:

Vice President	CIO